SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2002

DOMINION HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-23270 (Commission File Number)	31-1393233 (IRS Employer Identification No.)

5501 Frantz Road, Dublin, Ohio (Address of principal executive offices)	43017 (Zip Code)

Registrant’s telephone number, including area code (614) 761-6000

Item 7.    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 29, 2002

Item 9.    Regulation FD Disclosure.

On October 29, 2002, Dominion Homes, Inc., an Ohio corporation (the “Company”), announced its net income for the quarter ended September 30, 2002. A copy of the Company’s press release announcing these financial results, which is attached as Exhibit 99.1 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ JON M. DONNELL
Jon M. Donnell President and Chief Operating Officer

Date: October 29, 2002